Exhibit 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of Neoprobe Corporation (the Company) and hereby further certifies as follows:

(1)           The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

March 16, 2011	/s/ Brent L. Larson
Brent L. Larson
Senior Vice President and
Chief Financial Officer